EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54688 and No. 333-00417 of The Gap, Inc. on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of GapShare for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 28, 2006